Exhibit 99.1

Agios Appoints Brian Goff as Chief Executive Officer

– Current CEO, Jackie Fouse, Ph.D., to Transition to Chair of Board of Directors Effective August 8, 2022 –

– Agios to Host Investor Webcast Today at 4:30pm ET –

CAMBRIDGE, Mass., July 12, 2022 – Agios Pharmaceuticals, Inc. (NASDAQ: AGIO), a leader in the field of cellular metabolism pioneering therapies for genetically defined diseases, today announced that effective August 8, 2022, Jackie Fouse, Ph.D., will transition to the role of chair of the board of directors and Brian Goff will assume the role of chief executive officer. Mr. Goff will also serve as a member of Agios’ board of directors. Current chairman, David Schenkein, M.D., will remain on the board as a director.

“Throughout our history, Agios has engaged in deliberate and thoughtful long-term planning to drive positive impact for our people and patients. The team’s consistent execution – reflected in the divestiture of our oncology portfolio, the approval of our first genetically defined disease medicine and the initiation of pivotal trials in thalassemia and sickle cell disease – put Agios in a position of strength and great promise for the future,” said Dr. Fouse. “The time is right to evolve our leadership and deepen our genetically defined disease skill set to further drive our ability to develop life-changing treatments. Brian’s strong track record of leading rare disease product launches to drive their impact for patients, building and scaling companies’ rare disease capabilities and leading high-performing, diverse teams with strong cultures make him the right next leader for Agios. I look forward to working with him closely as he transitions into his new role and as I continue my commitment to Agios as chair of the board.”

“I am delighted and honored to lead Agios at this incredibly exciting time and to have the opportunity to advance its purpose of bringing meaningful new therapies to people with genetically defined diseases,” said Mr. Goff. “Rare and genetically defined diseases have been my focus and passion for the past decade, and Agios is well positioned to profoundly change patients’ lives across a variety of diseases with the recent launch of PYRUKYND® in adult PK deficiency, a promising clinical and preclinical pipeline based on our expertise in cellular metabolism and our talented and dedicated team. I am grateful to Jackie for serving as our new board chair as we carry forward the momentum and the patient-oriented culture she has strengthened at Agios.”

Mr. Goff joins Agios with more than thirty years of experience in the biopharmaceutical industry. Most recently he was executive vice president, chief commercial and global operations officer at Alexion Pharmaceuticals, where he was responsible for leading the global commercial and operations teams prior to the company’s acquisition by AstraZeneca in July 2021. Before joining Alexion, Mr. Goff was chief operating officer and a member of the board of directors of Neurovance. Prior to joining Neurovance, Mr. Goff served as Baxalta’s executive vice president and president of the hematology division. He previously served with Baxter Healthcare Corporation as global hemophilia franchise head. Earlier in his career, Mr. Goff held positions of increasing responsibility in sales and marketing with Novartis Pharmaceuticals and the pharmaceutical division of Johnson & Johnson. Mr. Goff has an MBA from the Wharton School at the University of Pennsylvania and a Bachelor of Arts from Skidmore College.

Dr. Fouse joined Agios as a member of the board of directors in 2017 and has served as chief executive officer since 2019. She led the company’s strategic pivot to focus on developing and commercializing innovative treatments for genetically defined diseases. In February 2022, the U.S. Food and Drug Administration (FDA) approved the company’s first genetically defined disease product, PYRUKYND® (mitapivat), for the treatment of hemolytic anemia in adults with PK deficiency, the first disease-modifying therapy for this rare, debilitating, lifelong blood disease. Through Jackie’s orchestration of the sale of the company’s commercial, clinical and research-stage oncology portfolio to Servier, Agios received an upfront payment of $1.8 billion, with $200 million in potential future milestone payments. This transaction strengthened the balance sheet and positioned the company to accelerate and advance its genetically defined disease portfolio.

“At every step of Agios’ journey, our board and leadership team give careful consideration to what should come next for the company. With the appointment of Brian, we are putting in place the right next CEO who possesses the experience in rare and genetically defined diseases, including hematology, to drive our strategy forward and deepen our ability to deliver for patients and shareholders,” said Dr. Schenkein, current chairman of the Agios board of directors. “Thanks to Jackie’s leadership, Agios is well positioned for its next chapter. She successfully shifted the company focus to genetically defined diseases, strengthened our balance sheet, achieved our first FDA approval in our hemolytic anemia program, continued to foster a culture of connections and respect and thoughtfully addressed issues of social justice. On behalf of the entire board of directors, I want to thank Jackie for her incredible leadership and commitment to patients; she will undoubtedly continue to provide Agios and Brian with valuable strategic guidance and perspective as she takes on the role of chair of the board of directors.”

Conference Call Information

Agios will host a virtual investor webcast today at 4:30 p.m. ET with Jackie Fouse and Brian Goff to discuss Agios’ CEO transition. The event will be webcast live and can be accessed under “Events & Presentations” in the Investors and Media section of the company’s website at www.agios.com. The archived webcast will be available on the company’s website beginning approximately two hours after the event.

About Agios

Agios is a biopharmaceutical company that is fueled by connections. The Agios team cultivates strong bonds with patient communities, healthcare professionals, partners and colleagues to discover, develop and deliver therapies for genetically defined diseases. In the U.S., Agios markets a first-in-class pyruvate kinase (PK) activator for adults with PK deficiency, the first disease-modifying therapy for this rare, lifelong, debilitating hemolytic anemia. Building on the company’s leadership in the field of cellular metabolism, Agios is advancing a robust clinical pipeline of investigational medicines with active and planned programs in alpha- and beta-thalassemia, sickle cell disease, pediatric PK deficiency and MDS-associated anemia. In addition to its clinical pipeline, Agios has multiple investigational therapies in preclinical development and an industry-leading research team with unmatched expertise in cellular metabolism and genetics. For more information, please visit the company’s website at www.agios.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding the expected benefits of Agios’ chief executive officer succession plan. The words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from Agios’ current expectations and beliefs. Management’s expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other important factors, including, without limitation risks and uncertainties related to: the impact of the COVID-19 pandemic on Agios’ business, operations, strategy, goals and anticipated milestones, including its ongoing and planned research activities, ability to conduct ongoing and planned clinical trials, clinical supply of current or future drug candidates, commercial supply of future approved products, and launching, marketing and selling of current or future approved products; Agios’ results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the content and timing of decisions made by the U.S. FDA, the EMA or other regulatory authorities, including with respect to the regulatory submissions for PYRUKYND® (mitapivat), investigational review boards at clinical trial sites and publication review bodies; Agios’ ability to obtain and maintain requisite regulatory approvals and to enroll patients in its planned clinical trials; unplanned cash requirements and expenditures and competitive factors; Agios’ ability to obtain, maintain and enforce patent and other intellectual property protection for any product candidates it is developing; Agios’ ability to establish and maintain collaborations; the failure of Agios to receive milestone or royalty payments related to the sale of its oncology business, the uncertainty of the timing of any receipt of any such payments, and the uncertainty of the results and effectiveness of the use of proceeds from the transaction with Servier; and general economic and market conditions. These and other risks are described in greater detail under the caption “Risk Factors” included in Agios’ public filings with the Securities and Exchange Commission, or SEC, including the risks and uncertainties set forth under the heading Risk Factors in our filings with the SEC. While the list of factors presented here is considered representative, this list should not be considered to be a complete statement of all potential risks and uncertainties. Any forward-looking statements contained in this press release are made only as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so other than as may be required by law.

Contacts

Investors:

Holly Manning, 617-844-6630

Senior Director, Investor Relations

Holly.Manning@agios.com

Media:

Jessica Rennekamp, 857-209-3286

Director, Corporate Communications

Jessica.Rennekamp@agios.com